UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2010, The Princeton Review, Inc. (the “Company”) entered into Amendment No.1 (the “Amendment”) to the Contribution Agreement, dated as of April 20, 2010, by and among the Company, The National Labor College, a Delaware not-for-profit corporation (“NLC”), and NLC-TPR Services, LLC, a Delaware limited liability company (“Services LLC”), to, among other things, provide for an extension of the period during which NLC can act to satisfy its initial regulatory funding condition under the Contribution Agreement. In connection with such extension, the Amendment also delays the timing of certain of the Company’s capital contributions to Services LLC, an entity formed in connection with the Company’s strategic relationship with NLC.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No.1, entered into on October 14, 2010, to that certain Contribution Agreement, dated as of April 20, 2010, by and among the Company, NLC, and Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.

Dated: October 20, 2010

/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President